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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM T-1
                                ---------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                    -------

                            ------------------------

                            THE CHASE MANHATTAN BANK

              (Exact name of trustee as specified in its charter)

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
                  NEW YORK                                     13-4994650
 (State of incorporation if not a national        (I.R.S. Employer Identification No.)
                   bank)

              270 PARK AVENUE
             NEW YORK, NEW YORK                                  10017
  (Address of principal executive offices)                     (Zip Code)
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                               WILLIAM H. MCDAVID
                                GENERAL COUNSEL
                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                              TEL: (212) 270-2611
           (Name, address and telephone number of agent for service)

                            ------------------------

                         JOHN DEERE CAPITAL CORPORATION

              (Exact name of obligor as specified in its charter)
                     (See table for additional registrants)

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
              DELAWARE                           36-2386361
  (State or other jurisdiction of     (I.R.S. Employer Identification
   incorporation or organization)                   No.)

  1 EAST FIRST STREET, SUITE 600,                  89501
              RENO, NV
  (Address of principal executive                (Zip code)
              offices)
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                            ------------------------

                                DEBT SECURITIES
                        (Title of Indenture Securities)

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                                    GENERAL

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
ITEM 1.    GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
           TRUSTEE:

           (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           New York State Banking Department, State House, Albany, New York
           12110.
           Board of Governors of the Federal Reserve System, Washington, D.C., 20551
           Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.
           Federal Deposit Insurance Corporation, Washington, D.C., 24029.

           (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           None.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985,
              December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examing authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           8. Not applicable.

           9. Not applicable.
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                                       2
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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 12th day of March, 1997.

                                          THE CHASE MANHATTAN BANK

                                          BY           /S/ MARY LEWICKI

                                          --------------------------------------

                                          MARY LEWICKI
                                          SECOND VICE PRESIDENT

                                       3
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                             EXHIBIT 7 TO FORM T-1

                                BANK CALL NOTICE
                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            THE CHASE MANHATTAN BANK
                  OF 270 PARK AVENUE, NEW YORK, NEW YORK 10017
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,
                    A MEMBER OF THE FEDERAL RESERVE SYSTEM,

                AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1996, IN
        ACCORDANCE WITH A CALL MADE BY THE FEDERAL RESERVE BANK OF THIS DISTRICT PURSUANT TO THE PROVISIONS OF THE FEDERAL RESERVE ACT.

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                                                                                       DOLLAR AMOUNTS IN MILLIONS
                                                                                       ---------------------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.................................                   $  11,095
  Interest-bearing balances..........................................................                       4,998
Securities:
  Held to maturity securities........................................................                       3,231
  Available for sale securities......................................................                      38,078
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds sold.................................................................                       8,018
  Securities purchased under agreements to resell....................................                         731
Loans and lease financing receivables:
  Loans and leases, net of unearned income...........................................    $  130,513
  Less: Allowance for loan and lease losses..........................................         2,938
  Less: Allocated transfer risk reserve..............................................            27
                                                                                       --------------
  Loans and leases, net of unearned income, allowance, and reserve...................                     127,548
Trading Assets.......................................................................                      48,576
Premises and fixed assets (including capitalized leases).............................                       2,850
Other real estate owned..............................................................                         300
Investments in unconsolidated subsidiaries and associated companies..................                          92
Customer's liability to this bank on acceptances outstanding.........................                       2,777
Intangible assets....................................................................                       1,361
Other assets.........................................................................                      12,204
                                                                                                       -----------
  TOTAL ASSETS.......................................................................                   $ 261,859
                                                                                                       -----------
                                                                                                       -----------
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                                       4
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
                                                                                       DOLLAR AMOUNTS IN MILLIONS
                                                                                       ---------------------------
LIABILITIES
Deposits:
  In domestic offices................................................................                   $  80,163
  Noninterest-bearing................................................................    $   30,596
  Interest-bearing...................................................................        49,567
                                                                                       --------------
  In foreign offices, Edge and Agreement subsidiaries, and IBF's.....................                      65,173
  Noninterest-bearing................................................................    $    3,616
  Interest-bearing...................................................................        61,557
                                                                                       --------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
 IBF's
  Federal funds purchased............................................................                      14,594
  Securities sold under agreements to repurchase.....................................                      14,110
Demand notes issued to the US Treasury...............................................                       2,200
Trading liabilities..................................................................                      30,136
Other Borrowed money:
  With a remaining maturity of one year or less......................................                      16,895
  With a remaining maturity of more than one year....................................                         449
Mortgage indebtedness and obligations under capitalized leases.......................                          49
Bank's liability on acceptances executed and outstanding.............................                       2,764
Subordinated notes and debentures....................................................                       5,471
Other liabilities....................................................................                      13,997
    TOTAL LIABILITIES................................................................                     246,001
                                                                                                       -----------
Limited-Life Preferred stock and related surplus.....................................                         550

EQUITY CAPITAL
  Common stock.......................................................................                       1,209
  Surplus............................................................................                      10,176
  Undivided profits and capital reserves.............................................                       4,385
  Net unrealized holding gains (Losses) on available-for-sale securities.............                        (481)
  Cumulative foreign currency translation adjustments................................                          19
    TOTAL EQUITY CAPITAL.............................................................                      15,308
                                                                                                       -----------
    TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL...............                   $ 261,859
                                                                                                       -----------
                                                                                                       -----------
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    I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                          DIRECTORS

                                          WALTER V. SHIPLEY
                                          EDWARD D. MILLER
                                          THOMAS G. LABRECQUE

                                       6